SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) - July 17, 2003

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                               TRENWICK GROUP LTD.
             (Exact name of registrant as specified in its charter)

           Bermuda                        1-16089                98-0232340
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)

      LOM Building, 27 Reid Street                             Not Applicable
       Hamilton, HM 11, Bermuda                                  (Zip Code)
(Address of principal executive offices)

                                 (441) 292-4985
              (Registrant's telephone number, including area code)

                                      None
             (Former name or address, if changed since last report)

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Item 5. Other Events.

      Trenwick America Corporation, Trenwick Holdings Limited and Trenwick UK Holdings Limited, each a subsidiary of Trenwick Group Ltd. ("Trenwick"), entered into a Sixth Waiver to the Credit Agreement, dated as of July 16, 2003 (the "Sixth Waiver"), with certain lending institutions (the "Banks") party to the Credit Agreement dated as of November 24, 1999 and amended and restated on September 27, 2000 (the "Credit Agreement"), Wachovia Bank, National Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and JPMorgan Chase Bank ("JPMorgan"), as Administrative Agent. In connection with the Sixth Waiver, Trenwick and the Banks entered into a Third Consent to the Holdings Guaranty, dated as of July 16, 2003 (the "Third Consent"), pursuant to which the Banks granted certain consents under the Holdings Guaranty, dated as of September 27, 2000 (the "Holdings Guaranty"), between Trenwick and JPMorgan, as Administrative Agent.

      Pursuant to the Sixth Waiver, the Banks waived any default under the Credit Agreement that may have arisen as a result of:

      (i) the failure to pay certain fees required under the Credit Agreement for the period from June 30, 2003 to the earlier of (a) September 29, 2003 and
(b) the date, if any, that Trenwick or its subsidiaries violate the Sixth Waiver or any event of default occurs under the Credit Agreement;

      (ii) the cancellation of the underwriting and reinsurance arrangement between Chubb Re, Inc. and Trenwick America Reinsurance Corporation;

      (iii) the failure of Trenwick to deliver monthly financial statements for the months ending June 30, 2003 and September 30, 2003, so long as such financial statements are delivered on or prior to August 15, 2003 and November 15, 2003, respectively;

      (iv) the creation of Trenwick Underwriting France S.A. (the "French Subsidiary"), a wholly-owned subsidiary of Trenwick UK Holdings Limited; and

      (v) the failure to replace, refinance or restructure on or before July 15, 2003 the 6.70% senior notes of Trenwick America Corporation due August 1, 2003, with such waiver to continue through July 31, 2003.

      In addition, pursuant to the Third Consent, the Banks granted their consent under the Holdings Guaranty to (i) the liquidation of Drayton Company Limited, Trenwick Services Ltd. and Trenwick Guaranty Insurance Company Ltd., each a direct or indirect subsidiary of Trenwick, and (ii) the creation of the French Subsidiary in connection with the potential sale of Trenwick International Limited.

      The description herein of the Sixth Waiver and the Third Consent is qualified in its entirety by reference to the full text of Sixth Waiver and the Third Consent, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.


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

      Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Sixth Waiver to the Credit Agreement, dated as of July 16, 2003, by and among Trenwick America Corporation, Trenwick Holdings Limited, Trenwick UK Holdings Limited, the lending institutions from time to time party to the Credit Agreement, Wachovia Bank, National Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and JPMorgan Chase Bank, as Administrative Agent.

99.2 Third Consent to the Holdings Guaranty, dated as of July 16, 2003, by and among Trenwick Group Ltd. and the lending institutions from time to time party to the Credit Agreement.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRENWICK GROUP LTD.


                                        By: /s/ Alan L. Hunte
                                            ------------------------------------
                                        Title: Executive Vice President
                                               & Chief Financial Officer

Dated: July 17, 2003


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

                                  EXHIBIT INDEX

Exhibit No.       Description
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99.1              Sixth Waiver to the Credit Agreement, dated as of July 16,
                  2003, by and among Trenwick America Corporation, Trenwick
                  Holdings Limited, Trenwick UK Holdings Limited, the lending institutions from time to time party to the Credit Agreement, Wachovia Bank, National Association, as Syndication Agent,
                  Fleet National Bank, as Documentation Agent, and JPMorgan
                  Chase Bank, as Administrative Agent.

99.2 Third Consent to the Holdings Guaranty, dated as of July 16, 2003, by and among Trenwick Group Ltd. and the lending institutions from time to time party to the Credit Agreement.


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